GAME FINANCIAL CORPORATION
                                   FORM 10-QSB
                               SEPTEMBER 30, 1997

                 Exhibit 11 - Computation of Earnings Per Share

                                                            3 MONTHS ENDED                  9 MONTHS ENDED
                                                             SEPTEMBER 30,                   SEPTEMBER 30,
                                                          1997           1996             1997          1996
                                                   -----------------------------   -----------------------------
Primary:
Weighted average shares outstanding                    4,522,522      4,505,309         4,521,266     4,452,991
Net effect of dilutive stock
   options - based on the
   treasury stock method using
   average market price                                  219,688        204,697           186,500       230,131
                                                   -----------------------------   -----------------------------
Totals                                                 4,742,210      4,710,006         4,707,766     4,683,122

Net Income                                            $  830,078     $  518,747       $ 1,843,406   $ 1,161,435
                                                   -----------------------------   -----------------------------
Net Income Per Share                                      $ 0.17         $ 0.11            $ 0.39        $ 0.25
                                                   =============================   =============================


Fully Diluted:
Weighted average shares outstanding                    4,522,522      4,505,309         4,521,266     4,452,991
Net effect of dilutive stock
   options - based on the
   treasury stock method using
   the higher of the average
   or the closing price                                  223,403        204,697           192,307       230,131
                                                   -----------------------------   -----------------------------
Totals                                                 4,745,925      4,710,006         4,713,573     4,683,122

Net Income                                            $  830,078     $  518,747       $ 1,843,406   $ 1,161,435
                                                   -----------------------------   -----------------------------
Net Income Per Share                                      $ 0.17         $ 0.11            $ 0.39        $ 0.25
                                                   =============================   =============================

All shares outstanding have been restated to give effect to the 5-for-4 stock splits declared during September 1995 and June 1996.